                                                                      Exhibit 11
                                                                          1 of 2

                   BELL ATLANTIC CORPORATION AND SUBSIDIARIES
                    Computation of Per Common Share Earnings
                (Dollars in Millions, Except Per Share Amounts)



                                                            Three months
                                                            ended June 30,
                                                           ---------------
                                                       1994           1993
                                                       ----           ----
Income Before Extraordinary Item..............    $      415.4   $      385.5
Extraordinary Item............................              --          (22.9)
                                                  ------------   ------------
Net Income....................................    $      415.4   $      362.6
                                                  ============   ============
Earnings Per Common Share
- - -------------------------
Weighted Average Shares Outstanding...........     436,247,170    434,762,460
Incremental Shares From Assumed Exercise of
 Stock Options and Payment of Performance
 Share Awards.................................         894,904      1,061,530
                                                  ------------   ------------
Total Shares..................................     437,142,074    435,823,990
                                                  ============   ============
Income Before Extraordinary Item..............    $        .95   $        .88
Extraordinary Item............................              --           (.05)
                                                  ------------   ------------

Net Income....................................    $        .95   $        .83
                                                  ============   ============
Fully Diluted Earnings Per
 Common Share*
- - --------------
Weighted Average Shares Outstanding...........     436,247,170    434,762,460
Incremental Shares From Assumed Exercise of
  Stock Options and Payment of Performance
  Share Awards................................       1,116,691      1,288,587
                                                  ------------   ------------
Total Shares..................................     437,363,861    436,051,047
                                                  ============   ============
Income Before Extraordinary Item..............    $        .95  $         .88
Extraordinary Item............................              --           (.05)
                                                  ------------   ------------

Net Income....................................    $        .95  $         .83
                                                  ============   ============

* Fully diluted earnings per share calculation is presented in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of Accounting Principles Board Opinion No. 15 because it results in dilution of less than 3%.

                                                                      Exhibit 11
                                                                          2 of 2
                    BELL ATLANTIC CORPORATION AND SUBSIDIARIES
                    Computation of Per Common Share Earnings
                (Dollars in Millions, Except Per Share Amounts)



                                                           Six months
                                                         ended June 30,
                                                         --------------
                                                       1994          1993
                                                       ----          ----
Income Before Extraordinary Item and
 Cumulative Effect of Changes in Accounting
  Principles....................................  $      811.3   $      757.7
Extraordinary Item..............................          (6.7)         (46.1)
Cumulative Effect of Changes in Accounting
 Principles.....................................            --          (19.8)
                                                  ============   ============

Net Income......................................  $      804.6   $      691.8
                                                  ============   ============

Earnings Per Common Share
- - -------------------------
Weighted Average Shares Outstanding.............   436,273,254    434,631,967
Incremental Shares From Assumed Exercise of
 Stock Options and Payment of Performance
 Share Awards...................................       968,737      1,051,043
                                                  ------------   ------------

Total Shares....................................   437,241,991    435,683,010
                                                  ============   ============
Income Before Extraordinary Item and
 Cumulative Effect of Changes in Accounting
  Principles....................................  $       1.86   $       1.74
Extraordinary Item..............................          (.02)          (.11)
Cumulative Effect of Changes in Accounting
 Principles.....................................            --           (.04)
                                                  ------------   ------------

Net Income......................................  $       1.84   $       1.59
                                                  ============   ============

Fully Diluted Earnings Per
 Common Share*
 -------------
Weighted Average Shares Outstanding.............   436,273,254    434,631,967
Incremental Shares From Assumed Exercise of
 Stock Options and Payment of Performance
 Share Awards...................................     1,078,744      1,231,757
                                                  ------------   ------------

Total Shares....................................   437,351,998    435,863,724
                                                  ============   ============

Income Before Extraordinary Item and
 Cumulative Effect of Changes in Accounting
  Principles....................................  $       1.86   $       1.74
Extraordinary Item..............................          (.02)          (.11)
Cumulative Effect of Changes in Accounting
 Principles.....................................            --           (.04)
                                                  ------------   ------------

Net Income......................................  $       1.84   $       1.59
                                                  ============   ============

* Fully diluted earnings per share calculation is presented in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of Accounting Principles Board Opinion No. 15 because it results in dilution of less than 3%.